UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 15, 2016

LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)	(773) 304-5050

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 15, 2016, Lawson Products, Inc. (the "Company") completed the acquisition of Mattic Industries Limited ("Mattic"), an industrial parts distributor located in western Canada.

For cash consideration of USD $3.6 million, the Company acquired the contracts, books and records, intellectual property and all other rights, properties and assets (other than excluded assets as defined) of Mattic along with their inventory and certain other property and equipment. The Company will retain the 10 sales representatives servicing customers from its two distribution centers, one in Calgary, Alberta and one in Surrey, British Columbia. The Company expects to integrate the acquisition within the first half of 2017.

The Company is currently in the process of determining if this acquisition is significant to the financial statements of the Company under the guidelines prescribed by the Securities and Exchange Commission.

A copy of the asset purchase agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. A copy of the amendment to finalize the asset purchase agreement is attached as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference. A copy of the press release announcing the acquisition is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)
The financial statements required by this item if the purchase is determined to be significant to the Company, will be filed by an amendment to this Current Report on Form 8-K no later than 71 days after the date that this Current Report on Form 8-K is filed.

(b)
The pro forma financial information required by this item if the purchase is determined to be significant to the Company, will be filed by an amendment to this Current Report on Form 8-K no later than 71 days after the date that this Current Report on Form 8-K is filed.

(c)	Exhibits.

10.1    Mattic Asset Purchase Agreement
10.2    Mattic Asset Purchase Agreement Amendment
99.1    Press Release issued on November 15, 2016

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Date:	November 21, 2016	By: /s/ Ronald J. Knutson
Name: Ronald J. Knutson
Title: Executive Vice President, Chief Financial Officer, Treasurer and Controller

EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Purchase Agreement
10.2	Amendment to Asset Purchase Agreement
99.1	Press Release issued on November 15, 2016